  As filed with the Securities and Exchange Commission on September 24, 1999

                                         Registration No. 333-87505
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            -----------------------

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                            -----------------------

                           KANA COMMUNICATIONS, INC.
            (Exact name of registrant as specified in its charter)

             Delaware                                 77-0435679
   (State or other jurisdiction            (IRS Employer Identification No.)
 of incorporation or organization)

                               87 Encina Avenue
                         Palo Alto, California  94301
              (Address of principal executive offices) (Zip Code)

                           ------------------------

                           KANA COMMUNICATIONS, INC.
                           1999 STOCK INCENTIVE PLAN
                       1999 EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the Plans)

                            -----------------------

                             Michael J. McCloskey
                            Chief Executive Officer
                           Kana Communications, Inc.
                               87 Encina Avenue
                         Palo Alto, California  94301
                    (Name and address of agent for service)
                                (650) 325-9850
         (Telephone number, including area code, of agent for service)

                           ------------------------

                        CALCULATION OF REGISTRATION FEE

=============================================================================================================================
                                                                Proposed
           Title of                                              Maximum               Proposed
          Securities                     Amount                 Offering               Maximum               Amount of
             to be                        to be                   Price               Aggregate             Registration
          Registered                  Registered(1)           per Share(2)          Offering Price              Fee
-------------------------------   ---------------------   ---------------------   ------------------   ----------------------
1999 Stock Incentive Plan          4,700,000 shares              $18.00               $84,600,000            $23.518.80 (3)
-------------------------
Common Stock, $0.001 par value

1999 Employee Stock Purchase
Plan                                 500,000 shares              $18.00               $ 9,000,000            $ 2,502.00 (3)
---------------------------
Common Stock, $0.001 par value
                                                                                       Aggregate Amount
                                                                                      of Registration Fee    $26,020.80 (3)
=============================================================================================================================

(1) This Registration Statement shall also cover any additional shares of the Registrant's Common Stock which become issuable under the Registrant's 1999 Stock Incentive Plan or 1999 Employee Stock Purchase Plan with respect to the securities registered hereunder by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the highest proposed selling price per share of Registrant's Common Stock in the initial public offering of such stock.

(3) The registration fee was paid at the time of the original filing of the Registration Statement on Form S-8, No. 333-87505, on September 21, 1999.

                                    PART II

              Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

          Kana Communications, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Registrant's Registration Statement No. 333-82587 on Form S-1 filed with the Commission on July 9, 1999, as amended on Forms S-1/A filed with the Commission on August 16, 1999, August 24, 1999, September 2, 1999 and September 21, 1999.

     (b) The Registrant's prospectus filed with the Commission pursuant to Rule 424(b)(4) promulgated under the Securities Act of 1933, as amended (the "1933 Act"), in connection with the Registrant's Registration Statement No. 333-82587, in which there is set forth the audited financial statements for the Registrant's fiscal year ended December 31, 1998.

     (c) The Registrant's Registration Statement on Form 8-A filed with the Commission on August 27, 1999, including any amendments or reports filed for the purpose of updating such description, in which there is described the terms, rights and provisions applicable to the Registrant's Common Stock.

          All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities
         -------------------------

          Not Applicable.

Item 5  Interests of Named Experts and Counsel
        --------------------------------------

          Not Applicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

         Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit this indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the 1933 Act. Article VII,
Section 6 of the Registrant's Bylaws provides for mandatory indemnification of its directors and executive officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's Certificate of Incorporation provides that, subject to Delaware law, its directors will not be personally liable for monetary damages for breach of the directors' fiduciary duty as directors to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into indemnification agreements with its officers and directors, a form of which has been filed with the Commission as an Exhibit to the Registrant's Registration Statement on Form S-1 (No. 333-82587), as amended (the "Indemnification Agreements"). The Indemnification Agreements provide the Registrant's executive officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law. Reference is also made to Section 8 of the Underwriting Agreement contained in
Exhibit 1.1 of the Registrant's Registration Statement on Form S-1 (No. 333-82587), as amended, indemnifying officers and directors of the Registrant against certain liabilities, and Section 1.10 of the Third Amended and Restated Investors' Rights Agreement contained in Exhibit 4.2 of the Registrant's Registration Statement on Form S-1 (No. 333-82587), as amended, indemnifying certain of the Registrant's stockholders, including controlling stockholders, against certain liabilities.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

          Not Applicable.

Item 8.  Exhibits
         --------


Exhibit Number     Exhibit
--------------     -------
 4                 Instruments Defining the Rights of Stockholders. Reference is
                   made to Registrant's Registration Statement on Form 8-A,
                   together with any amendments and exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c).
 5                 Opinion and Consent of Brobeck, Phleger & Harrison LLP.
 23.1              Consent of KPMG LLP, Independent Auditors
 23.2              Consent of Brobeck, Phleger & Harrison LLP is contained in
                   EXHIBIT 5.
 24                Power of Attorney. Reference is made to page II-4 of this
                   Registration Statement.
 99.1              Kana Communications, Inc. 1999 Stock Incentive Plan.
 99.2              Form of Notice of Grant of Stock Option.
 99.3              Form of Stock Option Agreement.
 99.4              Form of Addendum to Stock Option Agreement regarding
                   Involuntary Termination following Corporate
                   Transaction/Change in Control.
 99.5              Form of Addendum to Stock Option Agreement regarding Limited
                   Stock Appreciation Right.
 99.6              Form of Stock Issuance Agreement.
 99.7              Form of Addendum to Stock Issuance Agreement regarding
                   Involuntary Termination following Corporate
                   Transaction/Change in Control.
 99.8              Form of Notice of Grant of Non-Employee Director Automatic
                   Stock Option -Initial Grant.
 99.9              Form of Notice of Grant of Non-Employee Director Automatic
                   Stock Option -Annual Grant.
 99.10             Form of Automatic Stock Option Agreement.
 99.11             Kana Communications, Inc. 1999 Employee Stock Purchase Plan.
 99.12             Form of Enrollment/Change Form.
 99.13             Form of Stock Purchase Agreement.

Item 9.  Undertakings
         ------------

          A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by
Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Kana Communications, Inc. 1999 Stock Incentive Plan or 1999 Employee Stock Purchase Plan.

          B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-87505 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California on this 24th day of September, 1999.

                              Kana Communications, Inc.


                              By: /s/ Michael J. McCloskey
                                  ------------------------------------------
                                    Michael J. McCloskey
                                    Chief Executive Officer

POWER OF ATTORNEY
-----------------

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark S. Gainey and Joseph D. McCarthy, and each of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement No. 333-87505 has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature                                        Title                                         Date
---------                                        -----                                         ----
/s/ Michael J. McCloskey
--------------------------                 Chief Executive Officer and                       September 24, 1999
Michael J. McCloskey                       Director (Principal Executive
                                           Officer)

/s/ Joseph D. McCarthy
--------------------------                 Vice President, Finance and                       September 24, 1999
Joseph D. McCarthy                         Operations (Principal Financial
                                           and Accounting Officer)

/s/ Mark S. Gainey
--------------------------                 President and Chairman of                         September 24, 1999
Mark S. Gainey                             the Board of Directors

/s/ David M. Beirne*                       Director                                          September 24, 1999
--------------------------
David M. Beirne

                                         Director                                                  , 1999
--------------------------
Robert W. Frick



/s/ Eric A. Hahn*                        Director                                      September 24, 1999
--------------------------
Eric A. Hahn



/s/ Dr. Charles A. Holloway*             Director                                      September 24, 1999
--------------------------
Dr. Charles A. Holloway



/s/ Steven T. Jurvetson*                 Director                                      September 24, 1999
--------------------------
Steven T. Jurvetson



/s/ Ariel Poler*                         Director                                      September 24, 1999
--------------------------
Ariel Poler

By: /s/ Joseph D. McCarthy
   -----------------------
   Attorney-in-Fact

                                 EXHIBIT INDEX


Exhibit Number     Exhibit
--------------     -------

 4                 Instruments Defining the Rights of Stockholders. Reference is
                   made to Registrant's Registration Statement on Form 8-A,
                   together with any amendments and exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c).
 5                 Opinion and Consent of Brobeck, Phleger & Harrison LLP.
 23.1              Consent of KPMG LLP, Independent Auditors.
 23.2              Consent of Brobeck, Phleger & Harrison LLP is contained in
                   Exhibit 5.
 24                Power of Attorney. Reference is made to page II-4 of this
                   Registration Statement.
 99.1              Kana Communications, Inc. 1999 Stock Incentive Plan.
 99.2              Form of Notice of Grant of Stock Option.
 99.3              Form of Stock Option Agreement.
 99.4              Form of Addendum to Stock Option Agreement regarding
                   Involuntary Termination following Corporate
                   Transaction/Change in Control.
 99.5              Form of Addendum to Stock Option Agreement regarding Limited
                   Stock Appreciation Right.
 99.6              Form of Stock Issuance Agreement.
 99.7              Form of Addendum to Stock Issuance Agreement regarding
                   Involuntary Termination following Corporate
                   Transaction/Change in Control.
 99.8              Form of Notice of Grant of Non-Employee Director Automatic
                   Stock Option - Initial Grant.
 99.9              Form of Notice of Grant of Non-Employee Director Automatic
                   Stock Option - Annual Grant.
 99.10             Form of Automatic Stock Option Agreement.
 99.11             Kana Communications, Inc. 1999 Employee Stock Purchase Plan.
 99.12             Form of Enrollment/Change Form.
 99.13             Form of Stock Purchase Agreement.